UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2012

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	333-163511	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony A. Lopez III, Esq.

c/o Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

and

Amy R. Doberman

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 25, 2012, ProShares Trust II issued a press release announcing a stock split (the “Split”) on one of its series, ProShares UltraShort DJ-UBS Natural Gas, and reverse stock splits (the “Reverse Splits”) on two of its series, ProShares Ultra DJ-UBS Natural Gas and ProShares UltraShort Silver. The Split and the Reverse Splits will not change the value of a shareholder’s investment.

The Split will split shares 3-for-1 and apply to shareholders of record as of the close of the markets on May 8, 2012, payable after the close of the markets on May 10, 2012. ProShares UltraShort DJ-UBS Natural Gas (NYSE Arca symbol “KOLD”) will trade at its post-split price on May 11, 2012. The ticker symbol and CUSIP number for the fund will not change.

The Split will decrease the price per share of the fund with a proportionate increase in the number of shares outstanding. Every pre-split share held by a shareholder will result in the receipt of three post-split shares, which will be priced at one-third of the net asset value (“NAV”) of a pre-split share.

The Reverse Splits will reverse split shares 1-for-5 and apply to shareholders of record as of the close of the markets on May 10, 2012. ProShares Ultra DJ-UBS Natural Gas (NYSE Arca symbol “BOIL”) and ProShares UltraShort Silver (NYSE Arca symbol “ZSL”) will trade at their post-split prices on May 11, 2012. The ticker symbols for the funds will not change but the funds will be issued new CUSIP numbers, 74347W122 for ProShares Ultra DJ-UBS Natural Gas and 74347W114 for ProShares UltraShort Silver.

The Reverse Splits will increase the price per share of the funds with a proportionate decrease in the number of shares outstanding. Every five pre-split shares held by a shareholder will result in the receipt of one post-split share, which will be priced five times higher than the NAV of a pre-split share.

For shareholders who hold quantities of shares that are not an exact multiple of the reverse split ratio (i.e., not a multiple of 5), the reverse split will result in the creation of a fractional share. Post-reverse split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012

ProShares Trust II

By:	/s/ Louis Mayberg
Louis Mayberg
Principal Executive Officer